                                                                      EXHIBIT 99



NEWS RELEASE                                                     [WILLIAMS LOGO]

NYSE:WMB

================================================================================


Date:      Jan 21, 1999

Contact:   Jim Gipson              Rick Rodekohr             Richard George
           Media                   Investor relations        Investor relations
           (918) 573-2111          (918) 573-2087            (918) 573-3679
           JGIPSON@FIN.TWC.COM     RRODEKOHR@FIN.TWC.COM     RGEORGE@FIN.TWC.COM


  WILLIAMS' 1998 RESULTS LOWERED BY SPECIAL CHARGES, ENERGY MARKET CONDITIONS

     TULSA, Okla - The Williams Companies, Inc., reported unaudited 1998 net income of $140.7 million, or 31 cents per share on a diluted basis, compared with net income of $368.3 million, or 85 cents per share during 1997.

     "Earnings fell short of our 1998 objectives. This is mainly due to energy MARKET CONDITIONS, a significant number of impairments and loss accruals, disappointing financial results in the equipment area of our communications business and the decision to accelerate the completion of our national fiber-optic network," said Keith E. Bailey, chairman, president and chief executive officer.

     "Even with the overall earnings situation, we clearly met far more of our goals than we missed," he said "Through grassroots expansions, acquisitions and business decisions intended to improve our focus, we believe we have significantly increased the inherent earnings capacity of the company. This should become apparent when energy markets improve and more of our new investments are placed into service."

     For the fourth quarter of 1998, unaudited net loss was $20.2 million, or 5 cents per share on a diluted basis, compared with net income of $57 5 million, or 13 cents per share, for the same period a year ago. During the fourth quarter of 1998, Williams modified a portion of its employee benefits program, resulting in an accrual of $31 million, the effect of which is included in the respective segment profit or loss of each business unit and in general corporate expenses. The company also accrued an after-tax charge of $14.3 million, reported in discontinued operations, for the costs associated with a loss contingency for operations previously sold. The other more significant 1998 items are reported in the appropriate business unit segment of this news release.

     Results in 1997 were increased by a $66 million gain from the sale of energy reserves and a $44.5 million gain recognized from the company's communications solutions business, offset by the $79.1 million after-tax cost of a debt restructuring.

      Bailey noted these 1998 accomplishments:

      o Williams achieved a double-digit total return to shareholders for the seventh year of the past 10. Cumulative total return to shareholders since the beginning of 1991 reached 830 percent - more than double that of the Standard & Poor's 500 for the same period.

      o The year began with the expiration of a non-compete agreement, allowing the launch of a major initiative to build and operate a wholesale fiber-optic network. Some 17,000 miles of fiber are now in service and 19,000 miles constructed, with another 13,000 miles scheduled to be operational within the next two years.

      o The network launch was followed by the completion of the $3.1 billion acquisition of MAPCO, a transaction that virtually doubled the size of Williams' energy services group.

      o Williams decided to pursue an initial public offering of a minority interest in its Communications business in 1999 as a way to expand access to capital to support rapid growth.

      o Williams implemented the largest capital program in the company's history, resulting in the expenditure of $2.3 billion, and saw employment levels reach 21,733, also a record.

      Williams adopted the Financial Accounting Standards Board's new rules on segment reporting during the fourth quarter of 1998. The segment profit or loss amounts reflected for all prior periods in this report have been restated. The most significant change is that segment profit will now include equity earnings or losses of affiliates that previously had been included in investing income. Following is a summary of Williams' major business groups.

      GAS PIPELINE, the nation's largest transporter of natural gas through systems that span the United States, reported 1998 segment profit of $610.4 million, compared with $614.7 million during 1997.

      The year benefited from expansions on the Transco system, new services offered on the Transco and Texas gas systems and lower combined operating and maintenance expenses within the pipeline group.

      An extremely successful year of financial performance was partially offset by the decision of Central, based on recent developments, to record $58 million in costs in the fourth quarter of 1998 related to certain long-term gas supply contracts that were entered into prior to Williams' 1983 acquisition of this pipeline. The charge represents an estimate of costs that will not be recoverable from customers.

      For the fourth quarter of 1998, Williams' gas pipeline business reported segment profit of $120.5 million, compared with segment profit of $160.3 million during the same period of 1997.

      Other systems that comprise this group are Northwest and Kern River.

     ENERGY SERVICES, which provides a full spectrum of traditional and advanced energy products and services, reported 1998 segment profit of $407.3 million, compared with $566.8 million in 1997.

     The benefit of substantially higher electric power marketing and trading earnings, improved retail marketing and the favorable effects of certain contract settlements and terminations totaling $24 million were more than offset by significantly lower refining and per-unit natural gas liquids margins and reduced profits from natural gas trading activities. In addition, retail natural gas and electric activities experienced credit losses of $17 million and significant losses from costs incurred to penetrate new markets, combined with a fourth-quarter impairment charge and loss accruals totaling $16 million from the company's decision to change focus from selling to small commercial and residential customers to large end users.

     Other items unfavorably affecting 1998: MAPCO merger-related expenses of $51 million; asset impairments and retirements totaling $15 million; and litigation and rate refund accruals totaling $22 million.

     For the fourth quarter of 1998, Energy Services reported segment profit of $98.5 million, compared with segment profit of $155.9 million during the same period last year.

     Units comprising Energy Services are: Energy Marketing & Trading, Exploration & Production, Midstream Gas & Liquids and Petroleum Services.

     COMMUNICATIONS, which includes a leading-edge broadband network, single-source Communications systems integration and multiple technology applications for businesses, reported a 1998 segment loss of $162.9 million, compared with a segment loss of $58.1 million during 1997.

     The higher segment losses were attributed to losses at communications solutions from lower margins and higher selling, general and administrative expenses, and the decision to accelerate completion of Williams' national fiber optic network, which had the near-term effect of accelerating expenses to build a service delivery platform. Partially offsetting these items was $25.6 million in fourth-quarter earnings from selling excess fiber capacity.

     Also reducing the year's results were charges for asset write-downs and loss accruals totaling approximately $18 million, a $23 million impairment charge related to a decision to abandon a network applications venture, and a $12 million accrual for modifying a portion of an employee benefits program.

     For the fourth quarter of 1998, Communications reported a segment loss of $798 million compared with a segment loss of $52.6 million during the same period of 1997. The fourth quarter of 1997 included a $49.8 million charge related to asset impairment.

ABOUT WILLIAMS (NYSE:WMB)

Williams, through its subsidiaries, provides a full range of traditional and leading-edge communications and energy services and is the nation's largest-volume transporter of natural gas. Williams information is available at www.twc.com.


                                      ###


Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.

                              FINANCIAL HIGHLIGHTS
                                  (UNAUDITED)



                                                 Three months ended                   Years ended
                                                    December 31,                      December 31,
(Millions, except per-share amounts)           1998              1997            1998               1997
----------------------------------------------------------------------------------------------------------
Revenues                                 $     2,058.7    $     2,344.3*    $     7,678.6    $     8,249.5*
Income (loss) from continuing
     operations                          $        (5.9)   $        69.2     $       159.8    $       453.7
Loss from discontinued operations        $       (14.3)   $        (6.3)    $       (14.3)   $        (6.3)
Income (loss) before extraordinary
     loss                                $       (20.2)   $        62.9     $       145.5    $       447.4
Extraordinary loss                       $        --      $        (5.4)    $        (4.8)   $       (79.1)
Net income (loss)                        $       (20.2)   $        57.5     $       140.7    $       368.3
Basic earnings per common share:
  Income (loss) from continuing
     operations                          $         (.02)  $          .16    $          .35   $         1.08
  Loss from discontinued operations      $         (.03)  $         (.02)   $         (.03)  $         (.02)
  Income (loss) before extraordinary
     loss                                $         (.05)  $          .14    $          .32   $         1.06
  Extraordinary loss                     $        --      $         (.01)   $         (.01)  $         (.19)
  Net income (loss)                      $         (.05)  $          .13    $          .31   $          .87
  Average shares (thousands)                    430,445          414,403           425,681          412,380
Diluted earnings per common share:
  Income (loss) from continuing
     operations                          $         (.02)  $          .16    $          .35   $         1.05
  Loss from discontinued operations      $         (.03)  $         (.02)   $         (.03)  $         (.01)
  Income (loss) before extraordinary
     loss                                $         (.05)  $          .14    $          .32   $         1.04
  Extraordinary loss                     $        --      $         (.01)   $         (.01)  $         (.19)
  Net income (loss)                      $         (.05)  $          .13    $          .31   $          .85
  Average shares (thousands)                    434,405          433,452           431,816          430,194
Shares outstanding at December 31
     (thousands)                                                                   428,271          412,607
-----------------------------------------------------------------------------------------------------------


Amounts have been reclassified to reflect the adoption of Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." (See Note 1 of Notes to Consolidated Statement of Income for additional information.)

                       CONSOLIDATED STATEMENT OF INCOME
                                 (UNAUDITED)



                                                     Three months ended                Years ended
                                                         December 31,                  December 31,
(Millions, except per-share amounts)                 1998            1997*          1998         1997*
---------------------------------------------------------------------------------------------------------
Gas Pipeline                                     $     443.9    $     445.3    $   1,684.8    $   1,680.1
Energy Services (Note 2)                             1,361.5        1,716.5        5,605.5        6,100.5
Communications (Note 2)                                522.2          470.0        1,775.8        1,465.1
Other                                                   36.0           15.3           64.8           53.4
Intercompany eliminations                             (304.9)        (302.8)      (1,452.3)      (1,049.6)
---------------------------------------------------------------------------------------------------------
  Total revenues                                     2,058.7        2,344.3        7,678.6        8,249.5
---------------------------------------------------------------------------------------------------------
Costs and operating expenses                         1,479.8        1,772.9        5,539.2        6,227.2
Selling, general and administrative
     expenses                                          340.2          249.2        1,104.5          848.9
Other expense - net (Notes 1 and 2)                     98.4           54.9          195.6           38.6
---------------------------------------------------------------------------------------------------------
  Total profit-center costs and expenses             1,918.4        2,077.0        6,839.3        7,114.7
---------------------------------------------------------------------------------------------------------
Gas Pipeline                                           120.5          160.3          610.4          614.7
Energy Services (Note 2)                                98.5          155.9          407.3          566.8
Communications (Note 2)                                (79.8)         (52.6)        (162.9)         (58.1)
Other                                                    1.1            3.7          (15.5)          11.4
---------------------------------------------------------------------------------------------------------
  Total segment profit                                 140.3          267.3          839.3        1,134.8
General corporate expenses (Note 1)                    (13.1)         (38.1)         (89.2)         (95.1)
Interest accrued                                      (139.1)        (118.8)        (515.1)        (463.5)
Interest capitalized                                     2.0            7.8           30.6           23.3
Investing income                                         6.2            5.8           25.8           12.6
Gain on sale of interest in subsidiary
     (Note 3)                                           --             --             --             44.5
Gain on sale of assets (Note 4)                         --             --             --             66.0
Minority interest in (income) loss of
     consolidated subsidiaries                          11.5           (5.6)           6.0          (18.2)
Other income (expense) - net                            (6.8)          (1.4)         (19.2)            .5
---------------------------------------------------------------------------------------------------------
Income from continuing operations
     before income taxes                                 1.0          117.0          278.2          704.9
Provision for income taxes                               6.9           47.8          118.4          251.2
---------------------------------------------------------------------------------------------------------
Income (loss) from continuing
     operations before extraordinary
     loss                                               (5.9)          69.2          159.8          453.7
Loss from discontinued operations (Note 5)             (14.3)          (6.3)         (14.3)          (6.3)
---------------------------------------------------------------------------------------------------------
Income (loss) before extraordinary loss                (20.2)          62.9          145.5          447.4
Extraordinary loss (Note 6)                             --             (5.4)          (4.8)         (79.1)
---------------------------------------------------------------------------------------------------------
Net income (loss)                                      (20.2)          57.5          140.7          368.3
Preferred stock dividends                                1.4            2.2            7.1            9.8
---------------------------------------------------------------------------------------------------------
Income (loss) applicable to common stock         $     (21.6)   $      55.3    $     133.6    $     358.5
=========================================================================================================
Basic earnings per common share:
  Income (loss) from continuing operations       $      (.02)   $       .16    $       .35    $      1.08
  Loss from discontinued operations (Note 5)            (.03)          (.02)          (.03)          (.02)
---------------------------------------------------------------------------------------------------------
  Income (loss) before extraordinary loss               (.05)           .14            .32           1.06
  Extraordinary loss (Note 6)                           --             (.01)          (.01)          (.19)
---------------------------------------------------------------------------------------------------------
  Net income (loss)                              $      (.05)   $       .13    $       .31    $       .87
=========================================================================================================
Diluted earnings per common share:
  Income (loss) from continuing
     operations                                  $      (.02)   $       .16    $       .35    $      1.05
  Loss from discontinued operations (Note 5)            (.03)          (.02)          (.03)          (.01)
---------------------------------------------------------------------------------------------------------
  Income (loss) before extraordinary loss               (.05)           .14            .32           1.04
  Extraordinary loss (Note 6)                           --             (.01)          (.01)          (.19)
---------------------------------------------------------------------------------------------------------
  Net income (loss)                              $      (.05)   $       .13    $       .31    $       .85
=========================================================================================================


* Certain amounts have been reclassified to reflect the adoption of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." (See
Note 1 of Notes to Consolidated Statement of Income for additional information.)

See accompanying notes.

                   NOTES TO CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)


1. BASIS OF PRESENTATION
--------------------------------------------------------------------------------

SEGMENT REPORTING

     In the fourth-quarter 1998, Williams adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." Williams measurement of segment profitability, previously reported as operating profit, is now Segment Profit, which reflects revenues less costs and expenses associated with operating the segments. Equity earnings and the losses from the write-down of investments related to the segments, both previously reported in investing income, are now included in revenues and other expense-net, respectively.

     Income statement amounts have been reclassified to conform to the current classifications noted above.

MAPCO ACQUISITION

     On March 28, 1998, Williams completed the acquisition of MAPCO Inc. by exchanging 1.665 shares of Williams common stock for each outstanding share of MAPCO common stock. In addition, outstanding MAPCO employee stock options were converted into Williams common stock. A total of 98.8 million shares of Williams common stock valued at $3.1 billion, based on the closing market price of Williams common stock on March 27, 1998, were issued in the transaction. MAPCO is engaged in the NGL pipeline, petroleum refining and marketing and propane marketing businesses, and is included as part of the Energy Services' business unit.

     The merger constitutes a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial information and statistics have been restated to include the combined results of operations, financial position and cash flows of MAPCO Inc. and Williams.

     In connection with the merger, Williams has recognized approximately $80 million in merger-related costs comprised primarily of outside professional fees and early retirement and severance costs. Approximately $51 million of these merger-related costs are included in other expense-net, as a component of Energy Services' segment profit (see Note 2), and approximately $29 million, unrelated to the segments, is included in general corporate expenses.

OTHER

     Effective April 1, 1998, certain marketing activities of natural gas liquids (previously reported in Midstream Gas & Liquids) and petroleum refining products (previously reported in Petroleum Services) were transferred to Energy Marketing & Trading and combined with its commodity risk trading operations. As a result, revenues and segment profit amounts for the three months and year ended December 31, 1997, have been restated to reflect this classification. These marketing activities are reported through first quarter 1998 on a "gross" basis in the Consolidated Statement of Income as revenues and costs within Energy Marketing & Trading. Concurrent with completing the combination of such activities with the commodity risk trading operations of Energy Marketing & Trading, the related contract rights and obligations of certain of these operations were recorded in the balance sheet on a market-value basis consistent with Energy Marketing & Trading's accounting policy, and the related income statement presentation relating to these operations was changed effective April 1, 1998, to reflect these revenues net of the related costs to purchase such items.

     On April 30, 1997, Williams and Northern Telecom (Nortel) combined their customer-premise equipment sales and service operations into a limited liability company, Williams Communications Solutions, LLC

(LLC) (see Note 3). Communications' revenues and segment profit amounts include the operating results of the LLC beginning May 1, 1997.

     Segment profit of operating companies may vary by quarter. Based on current rate structures and/or historical maintenance schedules, Transcontinental Gas Pipe Line and Texas Gas Transmission experience higher segment profits in the first and fourth quarters as compared with the second and third quarters. Also, as a result of certain power services activities, Energy Marketing & Trading experiences lower segment profit in the first and fourth quarters as compared to the second and third quarters.

2. REVENUES AND SEGMENT PROFIT
--------------------------------------------------------------------------------

Revenues and segment profit of Energy Services and Communications for the three months and years ended December 31, 1998 and 1997, are as follows:


                                                  Three months ended December 31,
(millions)                                      Revenues                Segment Profit
                                           1998          1997*        1998          1997*
------------------------------------------------------------------------------------------
Energy Services:
     Energy Marketing & Trading        $    464.1    $    735.8    $    23.7     $    46.3
     Exploration & Production                32.5          35.6          2.0          10.2
     Midstream Gas & Liquids                220.5         246.7         48.4          55.9
     Petroleum Services                     644.4         698.4         29.2          43.5
     Merger-related costs                    --            --           (4.8)         --
------------------------------------------------------------------------------------------
                                       $  1,361.5    $  1,716.5    $    98.5     $   155.9
------------------------------------------------------------------------------------------
Communications:
     Communications Solutions          $    358.0    $    392.1    $   (55.1)    $    13.1
     Network Applications                    54.8          57.3        (23.8)        (67.1)
     Network Services                       109.4          20.6          (.9)          1.4
------------------------------------------------------------------------------------------
                                       $    522.2    $    470.0    $   (79.8)    $   (52.6)
------------------------------------------------------------------------------------------

                                                       Years ended December 31,
(millions)                                      Revenues                 Segment Profit
                                           1998          1997*        1998          1997*
------------------------------------------------------------------------------------------
Energy Services:
     Energy Marketing & Trading        $  1,919.8    $  2,244.8    $    51.8     $    53.4
     Exploration & Production               139.3         130.1         27.2          30.3
     Midstream Gas & Liquids                870.9       1,029.6        225.7         282.3
     Petroleum Services                   2,675.5       2,696.0        153.3         200.8
     Merger-related costs                    --            --          (50.7)         --
------------------------------------------------------------------------------------------
                                       $  5,605.5    $  6,100.5    $   407.3     $   566.8
------------------------------------------------------------------------------------------

Communications:
     Communications Solutions          $  1,374.4    $  1,206.5    $   (42.0)    $    47.3
     Network Applications                   206.5         215.6        (94.6)       (108.7)
     Network Services                       194.9          43.0        (26.3)          3.3
------------------------------------------------------------------------------------------
                                       $  1,775.8    $  1,465.1    $  (162.9)    $   (58.1)
------------------------------------------------------------------------------------------

* Amounts have been reclassified as described in Note 1.

     The fourth-quarter 1998 segment profit for all the respective business units and general corporate expenses include accruals totaling approximately $31 million related to the modification of a portion of Williams employee benefit program.

     Other expense-net and Gas Pipeline's segment profit for the fourth-quarter 1998 include $58 million in costs related to certain long-term gas supply contracts that Williams Gas Pipeline Central entered into in 1982. The charge represents an estimate, based on recent developments, of costs that will not be recoverable from customers.

     Energy Marketing & Trading's revenues and other expense-net for the fourth-quarter 1998 include a charge of approximately $16 million for asset impairments and loss accruals related to the decision to focus its retail natural gas and electric business from sales to small commercial and residential customers to large end users. In addition, segment profit for the year ended December 31, 1998, includes a credit loss accrual of approximately $17 million for certain retail energy activities.

     The fourth-quarter 1998 other expense-net and Midstream Gas & Liquids' segment profit include a loss of approximately $9 million related to the retirement of certain assets.

     Other expense-net and Petroleum Services' segment profit for the year ended December 31, 1998, include a loss provision for a recent order from the Federal Energy Regulatory Commission (FERC). On July 15, 1998, Williams Pipe Line Company (WPL) received an Order from the FERC which affirmed an administrative law judge's 1996 decision regarding rate-making proceedings for the period September 15, 1990 through May 1, 1992. The FERC has ruled that WPL did not meet its burden of establishing that its transportation rates in its 12 noncompetitive markets were just and reasonable for the period and has ordered refunds. WPL continues to believe it should prevail upon appeal regarding collected rates for that period. However, due to this FERC decision, WPL accrued $15.5 million, including interest, in the second quarter of 1998, for potential refunds to customers for the issues described above.

     Other expense-net and Network Applications' segment profit for the year ended December 31, 1998, include a $23.2 million write-down related to a venture that was re-evaluated in the third quarter. Other expense-net and Network Applications' segment profit for the year ended December 31, 1997, include charges totaling $49.8 million related to the decision to sell the learning content business and the write-down of assets and development costs associated with certain advanced applications.

3. SALE OF INTEREST IN SUBSIDIARY
--------------------------------------------------------------------------------

     On April 30, 1997, Williams and Nortel combined their customer-premise equipment sales and service operations into a limited liability company, Williams Communications Solutions, LLC (LLC). In addition, Williams paid $68 million to Nortel. Williams has accounted for its 70 percent interest in the operations that Nortel contributed to the LLC as a purchase business combination and beginning May 1, 1997, has included the results of operations of the acquired company in Williams' Consolidated Statement of Income.

     Williams recorded the 30 percent reduction in its operations contributed to the LLC as a sale to the minority shareholders of the LLC. Williams recognized a gain of $44.5 million based on the fair value of its operations contributed to the LLC. Income taxes were not provided on the gain because the transaction did not affect the difference between the financial and tax bases of identifiable assets and liabilities.

4. SALE OF ASSETS
--------------------------------------------------------------------------------

     In January 1997, Williams sold its interest in the natural gas liquids and condensate reserves in the West Panhandle field of Texas for $66 million in cash. The sale resulted in a $66 million pre-tax gain on the transaction, because the related reserves had no book value.

5. DISCONTINUED OPERATIONS
--------------------------------------------------------------------------------

     Related to a business previously sold, Williams accrued a loss of $14.3 million (net of a $7.4 million income tax benefit) in the fourth-quarter 1998.

     The 1997 loss from discontinued operations of $6.3 million (net of $.7 million of income tax benefit) also relates to the same business mentioned above.

6. EXTRAORDINARY LOSS
--------------------------------------------------------------------------------

     In 1998, Williams paid $54.4 million to redeem higher interest rate debt for a $4.8 million net loss (net of a $2.6 million benefit for income taxes).

     During 1997, Williams paid approximately $1.4 billion to redeem higher interest rate debt for a $79.1 million net loss (net of a $46.6 million benefit for income taxes).

                             OPERATING STATISTICS


                                                            Three months ended            Years ended
                                                               December 31,               December 31,
                                                            1998        1997           1998         1997
---------------------------------------------------------------------------------------------------------
Gas Pipelines:
  Central
     Throughput (TBtu)                                      90.1         103.3         329.5        336.7
     Average daily transportation volumes (TBtu)             1.0           1.1            .9           .9
     Average daily firm reserved capacity (TBtu)             2.2           2.1           2.1          2.1

  Kern River Gas Transmission
     Throughput (TBtu)                                      77.9          73.4         299.1        285.4
     Average daily transportation volumes (TBtu)              .8            .8            .8           .8
     Average daily firm reserved capacity (TBtu)              .7            .7            .7           .7

  Northwest Pipeline
     Throughput (TBtu)                                     185.7         192.0         731.9        713.5
     Average daily transportation volumes (TBtu)             2.0           2.1           2.0          2.0
     Average daily firm reserved capacity (TBtu)             2.6           2.6           2.6          2.5

  Texas Gas Transmission
     Throughput (TBtu)                                     202.3         210.8         752.4        773.6
     Average daily transportation volumes (TBtu)             2.2           2.3           2.1          2.1
     Average daily firm reserved capacity (TBtu)             2.6           2.5           2.2          2.2

  Transcontinental Gas Pipe Line
     Throughput (TBtu)                                     407.6         424.5       1,593.9      1,621.1
     Average daily transportation volumes (TBtu)             4.4           4.6           4.4          4.4
     Average daily firm reserved capacity (TBtu)             6.7           5.5           6.5          5.5

Communications:
  Communications Solutions (millions)
     Backlog at December 31                                                      $     267.4   $    202.5
     Orders                                          $     375.2   $     366.3   $   1,434.2   $  1,184.4
  Network Applications
     Billable fiber minutes                              1,613.1       1,694.8       6,772.5      6,778.3
     Transponder billable minutes                          958.4         934.3       3,478.3      3,785.1
  Network Services
     Total planned route miles                                                        32,000         **
     Multi-media network miles                                                        11,000         **
     Route miles under construction:
          Project miles                                                               13,289         **
          Right-of-way acquired                                                       12,089         **
          Dark fiber                                                                   8,971         **
          Lit                                                                          7,005         **
---------------------------------------------------------------------------------------------------------


**Information not applicable in 1997

                                                                 Three months ended        Years ended
                                                                     December 31,          December 31,
                                                                    1998      1997       1998       1997
----------------------------------------------------------------------------------------------------------
Energy Services:
  Energy Marketing & Trading
     Physical Trading
       Natural gas (TBtuD)                                           3.6       3.9         3.5         3.2
       Power (GWh/hour)                                              3.8       2.8         5.3         1.5
     Propane Marketing
       Retail (million gallons)                                     79.6     109.8       262.6       297.2

  Exploration & Production
     Natural gas production (TBtu)                                  12.5       9.1        41.6        36.6

  Midstream Gas & Liquids
     Field Services
       Gathering volumes (TBtu)                                    545.2     534.4     2,116.8     2,152.6
       Processing volumes (TBtu)                                   136.7     136.7       536.1       520.1
       Natural gas liquids sales (million gallons)                 140.4     126.2       575.8       551.1
     Natural Gas Liquids Pipeline
       Barrel miles - total system (billions)                       35.2      35.7       137.6       142.8
       Mid-America Pipeline deliveries (million barrels)            78.6      70.5       277.1       276.3
       Seminole Pipeline deliveries (million barrels)               23.9      25.0        95.6       104.2
       Rocky Mountain Extension deliveries (million barrels)         6.2       7.1        28.3        33.7

  Petroleum Services
     Petroleum Products Pipeline
       Shipments (million barrels)                                  56.9      62.3       224.0       235.5
       Barrel miles (billions)                                      16.3      16.3        61.0        61.1
     Ethanol sales (million gallons)                                42.6      43.8       172.1       145.6
     Refining (crude runs)
       Memphis (MBPD)                                              119.2     117.8       120.2       110.9
       North Pole (MBPD)                                           177.3     135.8       142.5       132.2
     Retail stations
       Average monthly gallons per store (thousands)               184.1     144.4       170.0       147.4
       Average number of stores                                      255       251         254         243
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